Exhibit 1

SEA CONTAINERS LTD.

May      , 2003

Lazard Frères & Co. LLC
30 Rockefeller Plaza
New York, New York  10020

Ladies and Gentlemen:

1.     General.  Sea Containers Ltd., a Bermuda company (the “Company”), is making an offer (the “Exchange Offer”) to exchange up to $158,798,000 in aggregate principal amount of its 13% Senior Notes due 2006 (the “New Notes”) for its outstanding 9½% Senior Notes due 2003 (the “9½% Notes”) and 10½% Senior Notes due 2003 (the “10½% Notes”) (the 9½% Notes and 10½% Notes are herein collectively referred to as the “Old Notes”) on the terms and subject to the conditions set forth in the Prospectus dated               , 2003 and attached hereto as Exhibit A (and as amended or supplemented from time to time), and the related Letters of Transmittal (the “Letters of Transmittal”) attached hereto as Exhibit B.

The 9½% Notes were issued pursuant to an indenture dated as of July 1, 1993, as supplemented by a first supplemental indenture dated as of April 21, 1998 (collectively, the “1993 Indenture”), and the 10½% Notes were issued pursuant to an indenture dated as of July 1, 1996 (the “1996 Indenture”), both between the Company and United States Trust Company of New York, as trustee.  The New Notes are to be issued under an indenture (the “2003 Indenture”) between the Company and The Bank of New York (the “New Trustee”), substantially in the form last filed as an exhibit to the Registration Statement (as defined below).

The materials to be used by the Company in connection with the Exchange Offer, as any of them may be amended, modified or supplemented from time to time, are collectively referred to herein as the “Offer Material” and are as follows:

(a)   The Company’s Registration Statement on Form S–4, Registration No. 333-103995, filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2003, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”) relating to the Exchange Offer.  As used in this agreement (the “Dealer Manager Agreement” or this “Agreement”), the term “Registration Statement” means such registration statement, including all exhibits, financial statements, schedules or other information included or incorporated by reference therein, when it became effective  under the 1933 Act, and as it may be amended hereafter from time to time.

(b)   The Company’s prospectus relating to the Exchange Offer.  As used in this Agreement, the term “Prospectus” means the prospectus dated             , 2003, and attached hereto as Exhibit A, as it may be amended or supplemented hereafter on or prior to the Closing Date, including any prospectus hereafter filed with the Commission pursuant to Rule 424(b) under the 1933 Act.  Any reference herein to the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S–4 under the 1933 Act as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus will be deemed to refer to and include any documents filed by the Company after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) and so incorporated by reference (such incorporated documents being herein called the “Incorporated Documents”).  For purposes of this Agreement, all references to the Prospectus or any amendment or supplement to it will be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(c)   The Letters of Transmittal.

(d)   The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W–9, relating to the Exchange Offer.

(e)   The letter to brokers, dealers, commercial banks, trust companies and other nominees dated               , 2003, relating to the Exchange Offer, and the letter from brokers, dealers, commercial banks, trust companies and nominees to their clients dated                 , 2003, relating to the Exchange Offer.

(f)    The notice of guaranteed delivery of the Old Notes to be sent to holders in connection with the Exchange Offer.

(g)   Any other documents or materials whatsoever (including newspaper announcements and press releases) relating to the Exchange Offer that are distributed or made available to the public or the holders of the Old Notes by or at the direction of the Company in connection with the Exchange Offer.

2.     Engagement as Dealer Manager.  The Company hereby engages you as its exclusive Dealer Manager, authorizes you to act as such in connection with the Exchange Offer and agrees that you will act as an independent contractor with duties solely to the Company.  As Dealer Manager, you agree with the Company, in accordance with your customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns in connection with exchange offers of like nature, including but not limited to soliciting the Old Notes sought to be exchanged by the Company pursuant to the Exchange Offer.

3.     Solicitation Material; Withdrawal.  The Company agrees to furnish you with as many copies as you may reasonably request of any Offer Material.  The Company agrees that, within a reasonable time prior to filing or using any Offer Material, it will submit copies of such material to you and your counsel and will not file, use or publish any such material to which you or your counsel reasonably object.  The Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Offer Material then being used or that would affect the accuracy or completeness of any representation or warranty contained in this Agreement if such

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representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

In the event that (i) the Company uses or permits the use of any Offer Material (a) that has not been submitted to you for your comments or (b) that has been so submitted and with respect to which you have made reasonable comments, but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments, (ii) the Company shall have breached any of its representations, warranties, agreements or covenants contained herein, (iii) there shall have occurred, after the date hereof, a downgrading in, or withdrawal of, the rating assigned to any of the Company’s securities by any “nationally recognized statistical rating organization,” as defined by the Commission in Rule 436(g)(2) under the 1933 Act, or any such rating organization shall have made, after the date hereof, any public announcement that it has under surveillance or review with negative implications its rating of any of the Company’s securities, (iv) there shall have occurred any material adverse change, or any development or event likely to result in a material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, that, in your reasonable judgment, makes it impracticable or inadvisable to carry out the Exchange Offer or the performance of this Agreement, (v) the Exchange Offer is terminated or withdrawn for any reason or (vi) any stop order, restraining order, injunction or denial of an application for approval has been issued in connection with the Exchange Offer and not thereafter stayed or vacated, or any proceeding, litigation or investigation in connection with the Exchange Offer has been initiated, that, in either case in your reasonable judgment, makes it impracticable or inadvisable to carry out the Exchange Offer or the performance of this Agreement, then in any such case you will be entitled to withdraw as Dealer Manager without any liability or penalty to you or any other Indemnified Person (as defined in Section 10) and without loss of any right to the payment of all expenses payable hereunder which have accrued to the date of such withdrawal.  If you withdraw as Dealer Manager in accordance with the foregoing provision, the reimbursement for your expenses through the date of such withdrawal will be paid to you promptly after such date.

4.     Compensation.  The Company agrees that it will pay all of the compensation due to you for your services as Dealer Manager hereunder and agrees that such compensation will be as set forth in the engagement letter dated December 12, 2002, between you and the Company, and that such compensation will be paid in cash promptly after the completion of the Exchange Offer.

5.     Expenses.  The Company agrees that it will pay all of the following expenses related to the Exchange Offer:  (i) all fees and expenses relating to the preparation, printing, mailing and publishing of the Offer Material, including the cost of preparation and filing of the Registration Statement and any amendment thereto, (ii) all fees and expenses of the Company’s counsel and accountants, the Exchange Agent and Information Agent (each as defined in Section 6) and any other person rendering services to the Company in connection with the Exchange Offer, (iii) all advertising charges, (iv) all other fees and expenses in connection with the Exchange Offer, (v) mailing and handling expenses incurred by brokers and dealers (including you), commercial banks, trust companies and other nominees in forwarding the Offer Material to their customers, (vi) the cost of the preparation, issuance, transfer and delivery of the New Notes,

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including any and all transfer, withholding and other taxes payable thereon, (vii) the costs and charges of the New Trustee, (viii) the cost of printing the Blue Sky memorandum in connection with the Exchange Offer under state securities laws and all expenses in connection with the qualification of the New Notes under such state securities laws, including filing fees and reasonable fees and disbursements of counsel for the Dealer Manager in connection with such qualification and in connection with the Blue Sky memorandum, (ix) all costs and expenses incident to the listing of the New Notes on the New York Stock Exchange, (x) any fees charged by rating agencies for the rating of the New Notes and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  The Company also agrees to reimburse you for all reasonable out-of-pocket expenses incurred by you in connection with your services as Dealer Manager, including the reasonable fees and expenses of Shearman & Sterling, as counsel to the Dealer Manager.  All payments to be made by the Company pursuant to this Section 5 will be made promptly after the expiration or termination of the Exchange Offer or withdrawal by you from acting as Dealer Manager in accordance with Section 3 or, if later, promptly after the related fees or expenses accrue and are invoiced.  The Company will perform its obligations set forth in this Section 5 whether or not the Exchange Offer is consummated.

6.     Exchange Agent and Information Agent.  The Company has arranged for The Bank of New York to serve as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer and, as such, to advise you as to such matters relating to the Exchange Offer as you may request.  The Company will provide you or cause The Depository Trust Company (“DTC”) to provide you with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Notes held by, the holders of Old Notes as of a recent date and will, from and after such date, use its commercially reasonable efforts to cause you to be advised from day to day during the pendency of the Exchange Offer of all tenders of Old Notes, such notification consisting of the name and address of each tendering holder of any Old Notes and the date of such tender.  The Company has arranged for Georgeson Shareholder Communications, Inc. to serve as information agent (“Information Agent”) in connection with the Exchange Offer and, as such, to advise you as to such matters relating to the Exchange Offer as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

7.     Representations, Warranties and Certain Agreements of the Company.  The Company represents and warrants to you, and agrees with you, as of the date of this Agreement and as of the date of issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer (the “Closing Date”) (unless another date is specifically referenced in which case the representation and warranty shall speak as of such date) as follows:

(a)            Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-4 under the 1933 Act and has filed with the Commission the Registration Statement and paid the applicable filing fees.  The Registration Statement and any post-effective amendment thereto have been declared effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

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At the respective times when the Registration Statement and any post-effective amendments thereto became or will become effective, and at the Closing Date, the Registration Statement and any amendments thereto complied or will comply in all material respects with the requirements of the 1933 Act and the regulations thereunder, as applicable, and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments and supplements thereto included, or on the Closing Date will include, an untrue statement of a material fact or omitted, or on the Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, complied when so filed in all material respects with the 1933 Act, and the Prospectus is substantially identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)           Offer Material.  Complete and correct copies of all Offer Material have been furnished to you.  The Offer Material (other than the Prospectus and the Registration Statement and any amendments and supplements thereto, which are covered in subsection (a) above), complies, and on the Closing Date will comply, in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and does not, and on the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Offer Material nor any amendments and supplements thereto include, or on the Closing Date will include, an untrue statement of a material fact or omits, or on the Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Incorporated Documents.  The Incorporated Documents at the time they were or hereafter will be filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and, when read together with the other information in the Prospectus, at the date of this Agreement does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Financial Statements.  The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified.  Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission.  The supporting schedule included in the Registration Statement presents fairly in all material respects

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and in accordance with GAAP the information required to be stated therein.  The summary consolidated and pro forma financial information included in the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

(e)           Independent Public Accountants.  Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and supporting schedules thereto) included or incorporated by reference in the Offer Material, are independent public or certified public accountants within the meaning of Regulation S-X under the 1933 Act and the 1934 Act.

(f)            No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, except for regular quarterly dividends.

(g)           Good Standing of the Company.  The Company has been duly organized and is validly existing as a company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the 2003 Indenture and the New Notes, and to consummate the Exchange Offer.  The Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(h)           Good Standing of Material Subsidiaries.  Each of GE SeaCo SRL, Orient-Express Hotels Ltd., Orient-Express Hotels Inc. and the “Significant Subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X)  listed on Annex A attached hereto (each a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) has been duly organized and is validly existing as a corporation or company or entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not

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result in a Material Adverse Effect.  Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital shares or quotas, as the case may be, of each Material Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, except that (a) the shares of Silja Oyj Abp and Isle of Man Steam Packet Company Ltd. and the preference shares of Sea Containers SPC Ltd. are pledged as security for bank loans to the Company and its subsidiaries, (b) the class A shares of Sea Containers SPC Ltd. have limited voting rights and are not owned by the Company or any subsidiary of the Company, (c) the shares of Great North Eastern Railway Ltd. have transfer restrictions imposed by the U.K. government, (d) 50% of the class A quotas, 70% of the class B quotas, all of the class C quotas and 49.9% of the class E quotas of GE SeaCo SRL are not owned by the Company or any subsidiary of the Company, the class B quotas of GE SeaCo SRL owned by the Company are pledged as security for bank loans to the Company and its subsidiaries, and all of the quotas of GE SeaCo SRL are subject to transfer, voting and other restrictions under agreements with General Electric Capital Corporation, (e) 16,396,700 class A common shares and 18,044,478 class B common shares of Orient-Express Hotels Ltd. are not owned by the Company or any subsidiary of the Company, and all of the class A and B common shares of Orient-Express Hotels Ltd. owned by the Company have been or are about to be pledged as security for bank loans to the Company and its subsidiaries and (f) all of the shares of Orient-Express Hotels Inc. are not owned by the Company or any subsidiary of the Company.  None of the outstanding capital shares of any Material Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Material Subsidiary.  The only subsidiaries of the Company are (y) the Significant Subsidiaries listed in Annex A, and (z) certain other subsidiaries none of which is a “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company.

(i)            Capital Shares.  The authorized, issued and outstanding capital shares of the Company as of the date indicated in the Prospectus is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization”. The issued and outstanding capital shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(j)            Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except insofar as rights to indemnification hereunder may be limited by applicable law or public policy and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)            Authorization of New Notes.  The New Notes have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the 2003 Indenture and delivered to the holders of the Old Notes who tender their Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as

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the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the 2003 Indenture.

(l)            Authorization of 2003 Indenture.  On or prior to the Closing Date, the 2003 Indenture will have been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the New Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity.  The 2003 Indenture complies with the requirements of and has been duly qualified under the Trust Indenture Act of 1939, including the rules and regulations of the Commission promulgated thereunder.

(m)          Authorization of the Exchange Offer.  The Company has taken all necessary corporate action to authorize the making and consummation of the Exchange Offer (including the exchange of the New Notes for the Old Notes) and all other actions contemplated by the Offer Material.

(n)           Statements in Offer Material.  The Old Notes, the 1993 Indenture, the 1996 Indenture, the New Notes and the 2003 Indenture conform in all material respects to the descriptions thereof contained in the Offer Material.

(o)           Absence of Defaults and Conflicts.  (i) The execution, delivery and performance by the Company of this Agreement and the 2003 Indenture, (ii) the making and consummation of the Exchange Offer by the Company, (iii) the obtaining and use by the Company of funds required in connection with the Exchange Offer, (iv) the use of the Offer Material and the filing of the Registration Statement and the Prospectus and any amendments or supplements thereto, (v) the issuance of the New Notes, (vi)  the cancellation of the Old Notes, (vii) the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer and (viii) the consummation by the Company of the transactions contemplated by this Agreement and in the Offer Material, in each case, do not and will not (y) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any agreements and instruments to which the Company or any Material Subsidiary is a party, or by which it is bound, or to which any of the property or assets of the Company or any Material Subsidiary is subject (except for such conflicts, breaches, defaults, Repayment Events, liens, charges, or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect); or (z) violate (a) any provision of the Memorandum of Association, Certificate of Incorporation, Bye-laws or other constituent documents of the Company or any of the Material Subsidiaries, or (b) to the Company’s best knowledge after due inquiry, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, United States domestic (“domestic”) or foreign, having jurisdiction over the Company or any of the Material Subsidiaries or any of their assets, properties or operations, except in the case of clause (b), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

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As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)           Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign (other than disclosed in or incorporated by reference into the Registration Statement), now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus, or which might result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect the consummation of the Exchange Offer or the performance by the Company of its obligations hereunder; and all pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which their property is subject which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the Closing Date, including ordinary routine litigation incidental to their businesses are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(q)           Absence of Further Requirements.  The execution, delivery and performance by the Company of this Agreement or the consummation of the Exchange Offer or the other transactions proposed in the Offer Material by the Company, including but not limited to the issuance of the New Notes, does not and will not require any consent, qualification or decree of, approval of, waiver by, license or authorization from, or permit of, or other action by or filing or registration with or notification to, any court or governmental or regulatory authority or agency other than (i) such as have been already obtained under the 1933 Act or the 1934 Act or state securities laws and (ii) the approval for listing of the New Notes upon official notice of issuance on the New York Stock Exchange.

(r)            Investment Company Act.  The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(s)           Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary has violated or is in violation of the Foreign Corrupt Practices Act.

(t)            Accounting Controls.  The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(u)           Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company or such subsidiaries, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(v)           Taxes.  The Company and its subsidiaries have filed all necessary U.S. federal, state and foreign income tax returns and have paid all taxes shown by such returns which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings.  The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Offer Material in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(w)          Compensation.  Except as contemplated by this Agreement or as described in the Offer Material, the Company has not paid or agreed to pay to any person any compensation for (i) soliciting another to purchase any of the Company’s securities or (ii) the solicitation of tenders by holders of the Old Notes pursuant to the Exchange Offer.

(x)            Properties and Assets.  Each of the Company and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries considered as one enterprise.  All of the leases and subleases material to the Company and its subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(y)           Licenses, Permits, Consents, etc.  Except as disclosed in the Offer Material, or except as would not individually or in the aggregate have a Material Adverse Effect,

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each of the Company and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(z)            Environmental Issues.  The Company and its subsidiaries (i) are in substantial compliance with any and all applicable United States, federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as disclosed in the Prospectus or except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(aa)          Environmental Liabilities.  Except as disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for any such costs or liabilities which would not, singly or in the aggregate, have a Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to the Dealer Manager or to counsel for the Dealer Manager pursuant to Section 9(a) or 9(b) of this Agreement will be deemed to be a representation and warranty by the Company to the Dealer Manager as to the matters set forth therein

8.     Additional Agreements.  (a)  The Company will notify you immediately and, if requested, shall notify you in writing of (i) the filing of any Prospectus pursuant to Rule 424(b) under the 1933 Act, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the filing of any post-effective amendment to the Registration Statement, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Offer Material, or of the initiation or threat of any proceedings for any of such purposes, (vi) the occurrence of any event that could cause the Company to amend, withdraw or terminate the Exchange Offer or would permit the Company to exercise any right not to accept tendered Old Notes (and the Company will so advise you before any such right is exercised), (vii) any proposal or requirement to make, amend or supplement any Offer Material, (viii) the commencement of any material litigation, or the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Exchange Offer (and, if in

11

writing, will furnish you a copy thereof), (ix) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the New Notes under state securities or blue sky laws or the initiation or threatening of any proceeding for that purpose, (x) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (xi) any other information relating to the Exchange Offer which you may from time to time reasonably request.

The Company agrees that if any event occurs or condition exists as a result of which the Offer Material would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances existing when the Offer Material is delivered to a holder of Old Notes, not misleading, or if, in the opinion of the Company, after consultation with you, it is necessary at any time to amend or supplement the Offer Material to comply with applicable law, the Company shall immediately (as provided in Section 3 of this Agreement) notify you, prepare an amendment or supplement to the Offer Material that will correct such statement or omission or effect such compliance, and supply such amended or supplemented Offer Material to you.

(b)           The Company will promptly effect any filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, will make every reasonable effort to obtain the lifting thereof at the earliest possible moment.

The Company will file promptly all reports required to be filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act subsequent to the date of this Agreement and for so long as the delivery of a Prospectus is required in connection with the Exchange Offer.

(c)            On the date of this Agreement, the Company will cause to be delivered to each registered holder of the Old Notes, as soon as practicable, a copy of the Prospectus and one of the Letters of Transmittal, and all other appropriate Offer Material.  Thereafter, to the extent practicable until the expiration or termination of the Exchange Offer, the Company will use its reasonable best efforts to cause copies of such material to be mailed to each person who becomes a registered holder of any Old Notes.

(d)           The Company has furnished or will deliver to you and your counsel, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents of experts.  The Company further agrees that the Registration Statement and each amendment thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S–T.

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(e)            The Company will deliver to you, without charge, as many copies of the Prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to you, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as you may reasonably request.  The Company further agrees that the Prospectus and any amendments or supplements thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S–T.

(f)            The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the New Notes as contemplated in this Agreement and in the Registration Statement and the Prospectus.  If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with the distribution of the New Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for you or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a holder of Old Notes, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order otherwise to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to the terms of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to you, without charge, such number of copies of such amendment or supplement as you may reasonably request.

(g)           The Company will use its reasonable best efforts to cooperate with you to qualify the New Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as you may reasonably designate; provided, however, that the Company will not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)           The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to the holders of the New Notes as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and Rule 158 thereunder.

(i)             The Company will use its reasonable best efforts to effect the listing of the New Notes, on or prior to the Closing Date, on the New York Stock Exchange.

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(j)             The Company has made appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of the tendered Old Notes between DTC participants and the Exchange Agent.

9.             Documentary Covenants.  (a)  The Company covenants that simultaneously with the execution of this Agreement and the commencement of the Exchange Offer, it will deliver or cause to be delivered to you each of the following documents:  (i) signed opinions, dated the date of this Agreement, of (1) Edwin S. Hetherington, Vice President, General Counsel and Secretary of the Company; (2) Carter Ledyard & Milburn LLP, U.S. counsel for the Company; and (3) Appleby Spurling & Kempe, Bermuda counsel for the company, each in the form set forth in Exhibits C, D and E hereto, (ii) a certificate of the president or any vice president of the Company, dated as of the date of this Agreement, to the effect that (x) since December 31, 2002, there has been no Material Adverse Change, or any development or event suggesting a prospective Material Adverse Change, and (y) the Company’s representations and warranties in this Agreement are true and correct, (iii) a certificate, dated the date of this Agreement, of the Secretary of the Company in the form set forth as Exhibit F hereto, and (iv) a letter from Deloitte & Touche LLP, dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Dealer Manager, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b)           The Company covenants that on the Closing Date, and before it issues any New Notes in exchange for Old Notes pursuant to the Exchange Offer, it will deliver or cause to be delivered to you each of the following documents:  (i) signed opinions, dated the Closing Date, of (1) Edwin S. Hetherington, Vice President, General Counsel and Secretary of the Company; (2) Carter Ledyard & Milburn LLP, U.S. counsel for the Company; and (3) Appleby Spurling & Kempe, Bermuda counsel for the company, each in the form set forth in Exhibits G, H and I hereto, (ii) a certificate of the president or any vice president of the Company, dated as of the Closing Date, to the effect that (w) since the date of this Agreement, there has been no Material Adverse Change, or any development or event suggesting a prospective Material Adverse Change, (x) the Company’s representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (y) the Company has complied in all material respects with all covenants, and taken all actions, to be performed or satisfied by the Company at or prior to the Closing Date pursuant to this Agreement, and (z) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission, (iii) a certificate, dated the Closing Date, of the Secretary of the Company in the form set forth as Exhibit J hereto, and (iv) a letter from Deloitte & Touche LLP, dated as of the Closing Date, to the effect that they reaffirm the statements made by them pursuant to subsection (a) of this Section 9.

10.           Indemnity and Contribution.  The Company agrees to indemnify you and hold you harmless (including any of your affiliated companies or other entities and any partner, member, director, officer, agent or employee of you or any such affiliated company or other entities) and any director, officer or other person controlling (within the meaning of Section 20 of the 1934 Act) you (including any of your affiliated companies or other entities) (collectively,

14

the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities or expenses (whether in contract, tort or otherwise) whatsoever (as incurred or suffered and including, but not limited to, any and all expenses reasonably incurred in (I) investigating, preparing or defending any litigation or proceeding, whether pending or threatened (including, without limitation, any investigation), or (II) presenting evidence or testimony in connection therewith, whether or not you or any other Indemnified Person shall be a party thereto and whether or not such litigation, proceeding or claim is brought by or on behalf of the Company or its security holders or creditors) (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Offer Material or any omission or alleged omission to state in any Offer Material a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer or to exchange any of the Old Notes pursuant to the Exchange Offer in accordance with its terms or (iii) any breach by the Company of any of its representations or warranties contained herein, or failure by the Company to comply with any of its agreements contained herein or (iv) the enforcement by any Indemnified Person of the indemnity contained in this Section 10, or (b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer or your role in connection therewith; except in the case of clause (b) above for any such loss, claim, damage, liability or expense which is solely attributable to your bad faith or gross negligence and except in the case of clauses (a)(i) and (b) above for any such loss, claim, damage, liability or expense which arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Offer Material or (y) any omission or alleged omission to state in any Offer Material a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission was made in reliance upon and in conformity with the information furnished in writing by you to the Company expressly for use therein (it being understood, and the Company agrees and acknowledges, that the only information furnished or to be furnished by you or on your behalf for inclusion in the Offer Material is your name appearing on the front cover page, page 8 and page 44 of the Prospectus.  If multiple claims are brought against any Indemnified Person in an arbitration related to, arising out of or in connection with your engagement, with respect to at least one of which such claims indemnification is permitted under applicable law, the Company hereby agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

The foregoing indemnities shall be in addition to any liability which the Company might otherwise have to you and such other Indemnified Persons.  You shall have no liability (direct or indirect and whether in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from your own acts or omissions in performing your obligations hereunder or otherwise in connection with the Exchange Offer except for any such losses, claims, damages, liabilities or expenses solely attributable to your bad faith or gross negligence.

15

If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 10, such Indemnified Person will notify the Company promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim.  Failure to so notify the Company will not, however, relieve it from any liability which it may have on account of the indemnity under this Section 10 if the Company has not been prejudiced in any material respect by such failure and in any event shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity under this Section 10.  The Company will be entitled to assume the defense of any such litigation or proceedings, but such defense will be conducted by counsel reasonably satisfactory to you.  In any such litigation or proceeding the defense of which the Company will have so assumed, any Indemnified Person will have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person will have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include one or both of (x) the Company and (y) the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Company will not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under this Agreement for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred.  Such separate firm will be designated by you.  The Company will not be liable for any settlement of any litigation or proceeding effected without the written consent of the Company, which consent will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees, subject to the provisions of this Section 10, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment.  The Company agrees to notify you promptly of the assertion of any claim in connection with the Exchange Offer against it, any of its officers or directors or any person who controls it within the meaning of Section 20(a) of the 1934 Act.

If the indemnity provided for in the foregoing paragraphs of this Section 10 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by you, on the other, from the Exchange Offer or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company, on the one hand, and of you, on the other, in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and by you, on the other, will be deemed in the same proportion as (i) the maximum aggregate principal amount of the New Notes proposed to be exchanged by the Company for the Old Notes pursuant to the Exchange Offer

16

bears to (ii) the maximum aggregate fee proposed to be paid to you pursuant to Section 4; provided, however, that, to the extent permitted by law, in no event shall you and any other Indemnified Person(s), together, be required to contribute an aggregate amount in excess of the fees actually paid to you pursuant to Section 4.  The relative fault of the Company, on the one hand, and of you, on the other, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission.

The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

The Company will not, without your prior written consent (which will not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding or investigation in respect of which you or any Indemnified Person may be entitled to indemnification or contribution hereunder (whether or not you or any other Indemnified Person is an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each of the foregoing parties from all liability arising out of such claim, action or proceeding or investigation.

11.           Survival of Indemnities, Representations, Warranties, Etc.  The indemnity and contribution agreements contained in Section 10, the provisions of Sections 4 and 5 and the representations and warranties of the Company set forth in this Agreement will remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any Indemnified Person and (iii) any withdrawal by you pursuant to Section 3. The rights to indemnity and contribution set forth in Section 10 will be in addition to any other rights which you and other Indemnified Persons may have against the Company.

12.           Severability.  In the event that any provision hereof is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision hereof, which will remain in full force and effect.

13.           Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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14.           Binding Effect.  This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons (as defined in Section 10) and their respective successors and assigns.  Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Agreement, and the engagement letter dated December 12, 2002, between you and the Company, constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

16.           References to Lazard Frères & Co. LLC.  The Company agrees that any reference to you in the Registration Statement, Prospectus or Offer Material, or in any other release or communication relating to the Exchange Offer, is subject to your prior approval, which approval shall not be unreasonably withheld.

17.           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

(a)           If to you:

Lazard Frères & Co. LLC
30 Rockefeller Plaza
New York, New York  10020
Telecopier No.:  212-636-6060
Attention:  General Counsel

(b)                               If to the Company:
Sea Containers Ltd.
Sea Containers House
20 Upper Ground
London SE1 9PF
England
Telecopier No.:  011-44-20-7805-5916
Attention:      Edwin S. Hetherington,
                      Vice President, General Counsel and Secretary

with a copy to:

(c)                                Carter Ledyward & Milburn LLP
Two Wall Street
New York, NY 10005
Telecopier No.:  212-732-3232
Attention:  Robert M. Riggs, Esq.

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18.           Securities Positions.  The Company acknowledges that it has no objection to the fact that, in the course of trading activities, you may from time to time have positions in, and buy or sell securities of, the Company and its affiliates.

19.           Waiver of Right to Trial by Jury; Submission to Jurisdiction.  You and the Company each waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement hereunder.  The Company hereby (a) submits to the jurisdiction of the New York State courts or the Federal Courts sitting in New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal Court, (c) waives the defense of any inconvenient forum and (d) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The Company has appointed Sea Containers America, Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on this Agreement or any of the agreements or transactions contemplated herein which may be instituted in any New York State or federal Court sitting in New York, by the Dealer Manager or any controlling person, and the Company and the Dealer Manager expressly accept the jurisdiction of any such court in respect of any such action and irrevocably waive any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees to take any and all action that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.  Nothing herein contained will affect or impair the right of the Dealer Manager or any controlling person to serve process in any other manner permitted by law.

20.           Subheadings.  The descriptive headings contained in this Agreement are incorporated for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

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Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

SEA CONTAINERS LTD.

By:
Name:
Title:

Accepted as of the date
first above written:

LAZARD FRÈRES & CO. LLC

By:
Name:
Title:

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Exhibit A

[PROSPECTUS]

A-1

Exhibit B

[LETTERS OF TRANSMITTAL]

B-1

Exhibit C

FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY,
TO BE DELIVERED PURSUANT TO SECTION 9(a)

[To be dated the date of the Dealer Manager Agreement]

(1)           Great North Eastern Railway Ltd., Sea Containers U.K. Ltd. and Sea Containers British Isles Ltd. (each a “Subsidiary” and collectively, the “Subsidiaries”) are companies duly incorporated, validly existing and in good standing under the laws of England.

(2)           The issued shares of capital stock of each “Significant Subsidiary” listed in Annex A have been duly authorized and validly issued, are fully paid and non-assessable and except as otherwise disclosed in the Prospectus, are owned beneficially by Sea Containers Ltd. (the “Company”), either directly or through wholly-owned subsidiaries of the Company, free and clear, to the best of my knowledge, of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except that (a) the shares of Silja Oyj Abp and Isle of Man Steam Packet Company Ltd. and the preference shares of Sea Containers SPC Ltd. are pledged as security for bank loans to the Company and its subsidiaries, (b) the class A shares of Sea Containers SPC Ltd. have limited voting rights and are not owned by the Company or any of its subsidiaries, and (c) the shares of Great North Eastern Railway Ltd. are subject to restrictions on transfer imposed by the U.K. government.

(3)           To the best of my knowledge, there are no legal or governmental proceedings in England pending or threatened to which the Company or any of its subsidiaries is a party or to which any of its or their property is subject, except as otherwise disclosed in the Prospectus and except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

(4)           (a) The execution, delivery and performance by the Company of the Dealer Manager Agreement, (b) the making of the Exchange Offer by the Company, (c) the obtaining and use by the Company of funds required in connection with the Exchange Offer, and (d) the use of the Offer Material and the filing of the Registration Statement and the Prospectus, and any amendments or supplements thereto, in each case, do not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect); or (ii) violate (A) any provision of the Memorandum of

C-1

Association, Certificate of Incorporation, By-laws or other constituent documents of the Subsidiaries or, to the best of my knowledge, any “Significant Subsidiary” listed in Annex A or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court in the United Kingdom having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

(5)           No facts have come to my attention that cause me to believe that the Offer Material (other than the financial statements and other financial data contained therein, as to which I have not been requested to comment), as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                Unless otherwise defined herein, all capitalized terms herein are as defined in the Dealer Manager Agreement.

[Such opinion will be subject to customary assumptions and qualifications.]

C-2

Exhibit D

FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY,
TO BE DELIVERED PURSUANT TO SECTION 9(a)

[To be dated the date of the Dealer Manager Agreement]

(1)           Orient-Express Hotels Inc. (“OEHI”) is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(2)           The New Notes and the 2003 Indenture (in the form last filed as an exhibit to the Registration Statement) conform in all material respects to the descriptions thereof contained in the Prospectus under the caption “Description of the New Notes.”

(3)           The information included in the Prospectus under “Material United States Federal Income Tax Consequences” has been reviewed by us and accurately describes in all material respects the matters referred to therein.

(4)           (a) The execution, delivery and performance by Sea Containers Ltd. (the “Company”) of the Dealer Manager Agreement, (b) the making of the Exchange Offer by the Company, (c) the obtaining and use by the Company of funds required in connection with the Exchange Offer, and (d) the use of the Offer Material and the filing of the Registration Statement and the Prospectus, and any amendments or supplements thereto, in each case, do not (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which is described or referred to in the Prospectus (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not have a Material Adverse Effect); or (ii) (A) violate any provision of the certificate of incorporation, by-laws or other constituent documents of OEHI or (B) violate any law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any United States federal or New York State government, government instrumentality or court, which is specifically applicable to the Company or any of its Material Subsidiaries or any of their assets, properties or operations, except for such violations that would not have a Material Adverse Effect.

(5)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or New York State court or governmental authority or agency is required to be obtained by the Company for the performance by the Company of its obligations under the Dealer Manager Agreement, other than such as have been already obtained.

(6)           To the best of our knowledge, after due inquiry, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body in the United States now pending or threatened against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein either directly or by incorporation by reference) or which might reasonably be expected to materially and adversely effect the consummation of the Exchange Offer or the performance by the Company of its obligations thereunder or under the Dealer Manager Agreement.

(7)           Each of the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), including the documents incorporated by reference therein, complies as to form in all material respects with the applicable requirements of the 1933 Act and the rules of the Commission thereunder.

(8)           We do not know any contracts or documents required to be described in the Registration Statement or Prospectus, or to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement or Prospectus, which are not described or filed or incorporated by reference as required, it being understood that we express no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or Prospectus.

(9)           The Company’s submission (pursuant to Section 19 of the Dealer Manager Agreement) to the personal jurisdiction of any New York State court or United States federal court located in New York City with respect to any action or proceeding arising out of, or based on, that Agreement is valid and enforceable, and the Company’s appointment of Sea Containers America Inc. as its authorized agent upon whom process may be served in any such action or proceeding is also valid and enforceable.  The enforceability of such submission and appointment is subject to, and may be limited by, (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (ii) general principles of equity, and (iii) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. § 1404(a) and New York CPLR § 510, respectively.

(10)         The Company is not, as of the date hereof, an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

We have been orally advised by the Commission staff that the Registration Statement was declared effective under the 1933 Act as of [        a.m./p.m.], Washington, D.C. time, on [ ], 2003.  We have been orally advised by the Commission staff that no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued, and no proceedings for such purpose have been instituted or are pending or are threatened by the Commission.

In the course of preparation of the Registration Statement and the Prospectus, we participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Dealer Manager and counsel for the Dealer Manager, and have considered the matters required to be stated therein and the statements contained therein and, although we have not independently verified the accuracy, completeness or fairness of such statements (except as indicated in paragraphs 2 and 3 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that cause us to believe that (a) the Registration Statement or any amendments (other than the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) contained, as of its effective date, or contains, as of the date hereof, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) contained, as of its date, or contains, as of the date hereof, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Unless otherwise defined herein, all capitalized terms herein are as defined in the Dealer Manager Agreement.

[Such opinion will be subject to customary assumptions and qualifications.]

Exhibit E

FORM OF OPINION OF BERMUDA COUNSEL FOR THE COMPANY,
TO BE DELIVERED PURSUANT TO SECTION 9(a)

[To be dated the date of the Dealer Manager Agreement]

(1)           Each of the Company, Orient-Express Hotels Ltd. (“OEHL”) and Sea Containers SPC Ltd. (the “Subsidiary”) is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.

(2)           The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company and, assuming that it constitutes a valid, legally binding and enforceable agreement under New York law, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(3)           The Company has all requisite corporate power and authority under its Memorandum of Association, Certificate of Incorporation, Bye-laws or other constituent documents (the “Constitutional Documents”) to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and it has all requisite power and authority to enter into and perform its obligations under the Dealer Manager Agreement.

(4)           (a) The execution, delivery and performance by the Company of the Dealer Manager Agreement, (b) the making of the Exchange Offer by the Company, (c) the obtaining and use by the Company of funds required in connection with the Exchange Offer, and (d) the use of the Offer Material and the filing of the Registration Statement and the Prospectus, and any amendments or supplements thereto, in each case, do not and will not, (i) conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, OEHL or the Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument,  which is described or referred to in the Registration Statement and the Prospectus, and to which the Company, OEHL or the Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, OEHL or the Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect); or (ii) violate (A) the Constitutional Documents or (B) any requirement of law or regulation of Bermuda.

(5)           No consent, approval, authorization or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or any Bermuda court is required for the performance by the Company of its obligations under the Dealer Manager Agreement, except the consent of the Bermuda Monetary Authority to the Exchange Offer (which consent has been obtained).

(6)           The statements in the Registration Statement and Prospectus under the caption “Risk Factors — Other Risks — We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda, or that an original action can be brought in Bermuda against Sea Containers for liabilities under U.S. securities laws.” insofar as such statements constitute matters of Bermuda law or legal conclusions with respect thereto are accurate in all material respects.

(7)           The Company’s authorized issued share capital is as set forth in the Prospectus under the caption “Capitalization”.  All of the issued and outstanding common shares of the Company have been duly authorized, validly issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive or similar right of any security holder of the Company pursuant to the Constitutional Documents.

(8)           Based solely on the results of the Litigation Search there is not pending any action, suit, proceeding, inquiry or investigation in Bermuda, to which the Company, OEHL or the Subsidiary is a party, or to which the property of the Company, OEHL or the Subsidiary is subject, before or brought by any court or governmental agency or body, in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Dealer Management Agreement or the performance by the Company of its obligations thereunder.

(9)           The choice of the laws of the state of New York as the proper law to govern the Dealer Manager Agreement is a valid choice of law under Bermuda law and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of the Dealer Manager Agreement in proceedings brought before them in relation to the Dealer Manager Agreement, provided that (a) such choice of law is valid and binding under the laws of the State of New York, (b) the point is specifically pleaded, and (c) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(10)         The irrevocable and unconditional submission by the Company to the jurisdiction of any state or federal court in New York under the Dealer Manager Agreement is not contrary to Bermuda law and would be recognized by the courts of Bermuda as a legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

(11)         A final and conclusive judgment of a foreign court against the Company based on the Dealer Manager Agreement, and the transactions contemplated thereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action for the debt evidenced by the foreign court’s judgment.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:-

(a)          the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(b)         the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice.

Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority’s policy is to give the consents necessary to enable recovery in the currency of the obligation.

We have no reason to believe that as of the date of this opinion the enforcement of a foreign judgment relating to the indemnification and contribution provisions set forth in Section 10 of the Dealer Manager Agreement would contravene Bermuda public policy or laws.

(12)         There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the issuance and delivery of the New Notes, or the consummation of any of the other transactions contemplated in the Dealer Manager Agreement.

Unless otherwise defined herein, all capitalized terms herein are as defined in the Dealer Manager Agreement.

[Such opinion will be subject to customary assumptions and qualifications.]

Exhibit F

FORM OF SECRETARY’S CERTIFICATE PURSUANT TO SECTION 9(a)

[To be dated the date of the Dealer Manager Agreement]

                Reference is made to Section 9(a) of the dealer manager agreement dated [ ], 2003 (the “Dealer Manager Agreement”) between Sea Containers Ltd., a Bermuda company (the “Company”), and Lazard Frères & Co. LLC (the “Dealer Manager”) in connection with the offer to exchange (the “Exchange Offer”) the Company’s 13% senior notes due 2006 (the “New Notes”) for any or all of (i) the Company’s outstanding 9½% senior notes due 2003 and (ii) the Company’s outstanding 10½% senior notes due 2003.

                I, Edwin S. Hetherington, certify that I am the duly qualified and elected Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company. I DO HEREBY CERTIFY that:

1.                                       The Memorandum of Association, Certificate of Incorporation and other charter documents, as amended, of the Company have not been amended or otherwise modified since [         ], and no steps have been taken by the directors or shareholders of the Company to effect or authorize any further amendment or other modification thereto.

2.                                       No proceedings looking toward a merger, consolidation, sale of assets (except as disclosed in the Offer Material) or business, liquidation or dissolution of the Company have been taken or are pending, nor have the directors and shareholders taken any steps to authorize or institute any of the foregoing.

3.                                       Attached hereto as Exhibit I are true and complete copies of the (i) Memorandum of Association, (ii) Certificate of Incorporation and (iii) Bye-Laws of the Company as are in full force and effect as of the date hereof and as were in full force and effect on the dates of the resolutions referred to below.

4.                                       Attached hereto as Exhibit II are true copies of the resolutions relating to the Exchange Offer duly adopted by the board of directors of the Company (the “Board of Directors”) on February 10, 2003 and the special committee of the Board of Directors on [ ], 2003 in connection with the filing of the Company’s registration statement on form S-4 (file no. 333-103995), filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2003, or any amendment or supplement thereto (the “Registration Statement”), the authorization, execution and delivery of the Dealer Manager Agreement dated [ ], 2003, and the transactions contemplated therein; these resolutions were duly adopted by the Board of Directors [and by the special committee] by unanimous written resolutions; and such resolutions have not been amended or revoked and are in full force and effect on the date hereof.

5.                                       The Registration Statement, the Offer Material, the Dealer Manager Agreement have been executed by the Company in the forms presented to and approved by the Board of Directors, with such changes as have been made pursuant to authority granted under the resolutions referred to in item 4 above

6.                                       All correspondence between the Company, its representatives, accountants or counsel and the Commission relating to the Registration Statement is attached hereto as Exhibit III.

7.                                       All comments received by the Company or its representatives, accountants or counsel from the Commission relating to the Registration Statement (whether oral or written) have been communicated to the Dealer Manager.

8.                                       The minute books of the Company made available to counsel for the Dealer Manager are true and correct copies of the original minute books of the Company through [ ], 2003 and are true and complete through the date thereof. Draft copies of the minutes subsequent to that date through the date hereof have been made available to counsel for the Dealer Manager and are true and complete copies thereof.

9.                                       Each person who, as a director or officer of the Company or as attorney-in-fact of such director or officer, signed (i) the Registration Statement, any amendments thereto, or any power of attorney pursuant to which the Registration Statement and any amendments were signed, (ii) the Dealer Manager Agreement, and (iii) any other certificate or document in connection with the Exchange Offer was, at the respective times of such signing and delivery (and, in the case of documents referred to under clause (i) above, at the times of filing such Registration Statement, and any amendments thereto, with the Commission), and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

                Capitalized terms not defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement.

[Signature Page Follows]

                IN WITNESS WHEREOF, I have executed this Certificate and affixed the seal of the Company this     day of               , 2003.

Edwin S. Hetherington
Secretary

                I, Daniel J. O’Sullivan do hereby certify that I am the duly qualified and elected Senior Vice President — Finance and Chief Financial Officer of the Company, that Edwin S. Hetherington is and at all times since 1984, has been the duly elected, qualified and acting Secretary of the Company, and that the signature above is his genuine signature.

                IN WITNESS WHEREOF, I have executed this Certificate this     day of               , 2003.

Daniel J. O’Sullivan
Senior Vice President — Finance and Chief Financial Officer

Exhibit G

FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY,

TO BE DELIVERED PURSUANT TO SECTION 9(b)

[To be dated the Closing Date]

(1)           Great North Eastern Railway Ltd., Sea Containers U.K. Ltd. and Sea Containers British Isles Ltd. (each a “Subsidiary” and collectively, the “Subsidiaries”) are companies duly incorporated, validly existing and in good standing under the laws of England.

(2)           The issued shares of capital stock of each “Significant Subsidiary” listed in Annex A have been duly authorized and validly issued, are fully paid and non-assessable and except as otherwise disclosed in the Prospectus, are owned beneficially by Sea Containers Ltd. (the “Company”), either directly or through wholly-owned subsidiaries of the Company, free and clear, to the best of my knowledge, of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except that (a) the shares of Silja Oyj Abp and Isle of Man Steam Packet Company Ltd. and the preference shares of Sea Containers SPC Ltd. are pledged as security for bank loans to the Company and its subsidiaries, (b) the class A shares of Sea Containers SPC Ltd. have limited voting rights and are not owned by the Company or any of its subsidiaries, and (c) the shares of Great North Eastern Railway Ltd. are subject to restrictions on transfer imposed by the U.K. government.

(3)           To the best of my knowledge, there are no legal or governmental proceedings in England pending or threatened to which the Company or any of its subsidiaries is a party or to which any of its or their property is subject, except as otherwise disclosed in the Prospectus and except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

(4)           (a) The execution, delivery and performance by the Company of the 2003 Indenture and the New Notes, (b) the making and consummation of the Exchange Offer by the Company, (c) the obtaining and use by the Company of funds required in connection with the Exchange Offer, (d) the use of the Offer Material and the filing of the Registration Statement and the Prospectus, and any amendments or supplements thereto, (e) the issuance of the New Notes, (f) the cancellation of the Old Notes, (g) the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer and (h) the consummation by the Company of the other transactions contemplated by the Offer Material, in each case, do not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the

G-1

property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect); or (ii) violate (A) the provisions of the Memorandum of Association, Certificate of Incorporation, Bye-laws or other constituent documents of the Subsidiaries or, to the best of my knowledge, any “Significant Subsidiary” listed in Annex A or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court in the United Kingdom having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

(5)           No facts have come to my attention that cause me to believe that the Offer Material (other than the financial statements and other financial data contained therein, as to which I have not been requested to comment), as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                Unless otherwise defined herein, all capitalized terms herein are as defined in the Dealer Manager Agreement.

[Such opinion will be subject to customary assumptions and qualifications.]

G-2

Exhibit H

FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY,
TO BE DELIVERED PURSUANT TO SECTION 9(b)

[To be dated the Closing Date]

(1)            Orient-Express Hotels Inc. (“OEHI”) is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(2)            The 2003 Indenture, assuming that it has been duly authorized, executed and delivered by the Trustee, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (B) the enforceability of Section 115 of the 2003 Indenture is subject to the discretion of the United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and New York CPLR Section 510, respectively.

(3)            The 2003 Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(4)            The New Notes, when executed and authenticated in accordance with the provisions of the 2003 Indenture and delivered in accordance with the terms of the Exchange Offer to tendering holders of Old Notes, will be entitled to the benefits of the 2003 Indenture and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(5)            The New Notes and the 2003 Indenture conform as to legal matters, in all material respects, to the descriptions thereof contained in the Prospectus under the caption “Description of the New Notes.”

(6)            The information included in the Prospectus under “Material United States Federal Income Tax Consequences” has been reviewed by us and accurately describes in all material respects the matters referred to therein.

(7)            (a) The execution, delivery and performance by the Company of the 2003 Indenture and the New Notes, (b) the making and consummation of the Exchange Offer by the Company, (c) the obtaining and use by the Company of funds required in connection with the Exchange Offer, (d) the use of the Offer Material and the filing of the Registration Statement and the Prospectus, and any amendments or supplements thereto, (e) the issuance of the New Notes, (f) the cancellation of the Old Notes, and (g) the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, in each case, do not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in the Dealer Manager Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which is described or referred to in the Prospectus (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not have a Material Adverse Effect); or (ii) (A) violate any provision of the certificate of incorporation, by-laws or other constituent documents of OEHI or (B) violate any law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any United States federal or New York State government, government instrumentality or court, which is specifically applicable to the Company or any of its Material Subsidiaries or any of their assets, properties or operations, except for such violations that would not have a Material Adverse Effect.

(8)            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States, federal or New York State court or governmental authority or agency is required to be obtained by the Company for the performance by the Company of its obligations under the 2003 Indenture or the New Notes, other than such as have been already obtained.

(9)            To the best of our knowledge after due inquiry, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body in the United States now pending or threatened against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein either directly or by incorporation by reference) or which might reasonably be expected to materially and adversely effect the consummation of the Exchange Offer or the performance by the Company of its obligations thereunder or under the 2003 Indenture and New Notes.

(10)          Each of the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), including the documents incorporated by reference therein, complies as to form in all material respects with the applicable requirements of the 1933 Act and the rules of the Commission thereunder.

(11)          We do not know any contracts or documents required to be described in the Registration Statement or Prospectus, or to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement or Prospectus, which are not described or filed or incorporated by reference as required, it being understood that we express no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or Prospectus.

(12)          The Company’s submission (pursuant to Section 115 of the 2003 Indenture) to the personal jurisdiction of any New York State court or United States federal court located in New York City with respect to any action or proceeding arising out of, or relating to, the 2003 Indenture or the New Notes is valid and enforceable, and the Company’s appointment of Sea Containers America Inc. as its authorized agent upon whom process may be served in any such action or proceeding is also valid and enforceable.  The enforceability of such submission and appointment is subject to, and may be limited by, (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (ii) general principles of equity, and (iii) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. § 1404(a) and New York CPLR § 510, respectively.

(13)          The Company is not, as of the date hereof, an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

We have been orally advised by the Commission staff that the Registration Statement was declared effective under the 1933 Act as of [       a.m./p.m.], Washington, D.C. time, on [ ], 2003.  We have been orally advised by the Commission staff that no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued, and no proceedings for such purpose have been instituted or are pending or are threatened by the Commission.

In the course of preparation of the Registration Statement and the Prospectus, we participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Dealer Manager and counsel for the Dealer Manager, and have considered the matters required to be stated therein and the statements contained therein and, although we have not independently verified the accuracy, completeness or fairness of such statements (except as indicated in paragraphs 5 and 6 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that cause us to believe that (a) the Registration Statement or any amendments (other than the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) contained, as of its effective date, or contains, as of the date hereof, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) contained, as of its date, or contains, as of the date hereof, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering the opinions in paragraphs (2) and (4) above, we are relying, with your permission, on the opinions of Appleby Spurling & Kempe, given pursuant to subsection 9(b) of the Dealer Manager Agreement, that (a) the Company has all requisite power and authority to enter into and perform its obligations under the 2003 Indenture, (b) the 2003

Indenture has been duly authorized, executed and delivered by the Company, and (c) the New Notes have been duly authorized.

Unless otherwise defined herein, all capitalized terms herein are as defined in the Dealer Manager Agreement.

[Such opinion will be subject to customary assumptions and qualifications.]

Exhibit I

FORM OF OPINION OF BERMUDA COUNSEL FOR THE COMPANY,
TO BE DELIVERED PURSUANT TO SECTION 9(b)

[To be dated the Closing Date]

(1)           Each of the Company, Orient-Express Hotels Ltd. (“OEHL”) and Sea Containers SPC Ltd. (the “Subsidiary”) is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.

(2)           The 2003 Indenture has been duly authorized, executed and delivered by the Company and, assuming that it constitutes a valid, legally binding and enforceable agreement under New York law, it constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(3)           The New Notes have been duly authorized, and assuming that the New Notes when executed and authenticated in accordance with the provisions of the 2003 Indenture and delivered in exchange for the Old Notes pursuant to the Exchange Offer shall constitute valid, legally binding and enforceable obligations, and are entitled to the benefits of the 2003 Indenture under New York law, the New Notes when executed and authenticated in accordance with the provisions of the 2003 Indenture and delivered in exchange for the Old Notes pursuant to the Exchange Offer will be entitled to the benefits of the 2003 Indenture and shall constitute valid and binding obligations of the Company enforceable in accordance with their terms.

(4)           The Company has all requisite corporate power and authority under its Memorandum of Association, Certificate of Incorporation, Bye-laws or other constituent documents (the “Constitutional Documents”) to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and it has all requisite power and authority to enter into and perform its obligations under the 2003 Indenture and the New Notes.

(5)           (a) The execution, delivery and performance by the Company of the 2003 Indenture and the New Notes, (b) the making and consummation of the Exchange Offer by the Company, (c) the obtaining and use by the Company of funds required in connection with the Exchange Offer, (d) the use of the Offer Material and the filing of the Registration Statement and the Prospectus, and any amendments or supplements thereto, (e) the issuance of the New Notes, (f) the cancellation of the Old Notes, (g) the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer and (h) the consummation by the Company of the transactions contemplated by the Offer Material, in each case, do not and will not, (i) conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, OEHL or the Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, which is described or referred to in the Registration Statement and the Prospectus, and to which the Company, OEHL or the Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, OEHL or the Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect); or (ii) violate (A) the Constitutional Documents or (B) any requirement of law or regulation of Bermuda.

(6)           No consent, approval, authorization or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or any Bermuda court is required for the performance by the Company of its obligations under the 2003 Indenture and the New Notes, except the consent of the Bermuda Monetary Authority to the issue by the Company of the New Notes (which consent has been obtained).

(7)           The statements in the Registration Statement and Prospectus under the caption “Risk Factors — Other Risks — We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda, or that an original action can be brought in Bermuda against Sea Containers for liabilities under U.S. securities laws.” insofar as such statements constitute matters of Bermuda law or legal conclusions with respect thereto are accurate in all material respects.

(8)           Based solely on the results of the Litigation Search there is not pending any action, suit, proceeding, inquiry or investigation in Bermuda, to which the Company, OEHL or the Subsidiary is a party, or to which the property of the Company, OEHL or the Subsidiary is subject, before or brought by any court or governmental agency or body, in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Dealer Management Agreement or the performance by the Company of its obligations thereunder.

(9)           There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the issuance and delivery of the New Notes, or the consummation of any of the other transactions contemplated in the 2003 Indenture.

(10)         No holder of any New Notes will be purely on account of such holding, subject to any liability in respect of any liability of the Company, and the New Notes are freely transferable by and between persons who are non-resident of Bermuda for exchange control purposes.

(11)         The choice of the laws of the State of New York as the proper law to govern the 2003 Indenture and the New Notes is a valid choice of law under Bermuda law and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of the 2003 Indenture and the New Notes in proceedings brought before them in relation to the 2003 Indenture and the New Notes, provided that (a) such choice of law is valid and binding under the laws of the State of New York, (b)

the point is specifically pleaded, and (c) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(12)         The irrevocable and unconditional submission by the Company to the jurisdiction of any state or federal court in New York under the 2003 Indenture is not contrary to Bermuda law and would be recognized by the courts of Bermuda as a legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

(13)         A final and conclusive judgment of a foreign court against the Company based on the 2003 Indenture, and the transactions contemplated thereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action for the debt evidenced by the foreign court’s judgment.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:-

(a)                                the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(b)                                 the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice.

Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority’s policy is to give the consents necessary to enable recovery in the currency of the obligation.

We have no reason to believe that as of the date of this opinion the enforcement of a foreign judgment relating to the indemnification and contribution provisions set forth in Section 10 of the Dealer Manager Agreement would contravene Bermuda public policy or laws.

(14)         The Company’s authorized issued share capital is as set forth in the Prospectus under the caption “Capitalization”.  All of the issued and outstanding common shares of the Company have been duly authorized, validly issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive or similar right of any security holder of the Company pursuant to the Constitutional Documents.

Unless otherwise defined herein, all capitalized terms herein are as defined in the Dealer Manager Agreement.

[Such opinion will be subject to customary assumptions and qualifications.]

Exhibit J

FORM OF SECRETARY’S CERTIFICATE PURSUANT TO SECTION 9(b)

[To be dated the Closing Date]

Reference is made to Section 9(b) of the dealer manager agreement dated [ ], 2003 (the “Dealer Manager Agreement”) between Sea Containers Ltd., a Bermuda company (the “Company”), and Lazard Frères & Co. LLC (the “Dealer Manager”) in connection with the offer to exchange (the “Exchange Offer”) the Company’s 13% senior notes due 2006 (the “New Notes”) for any or all of (i) the Company’s outstanding 9½% senior notes due 2003 and (ii) the Company’s outstanding 10½% senior notes due 2003.  The New Notes are to be issued under the indenture dated [ ], 2003 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”).

I, Edwin S. Hetherington, certify that I am the duly qualified and elected Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company. I DO HEREBY CERTIFY that:

1.                                       The Memorandum of Association, Certificate of Incorporation and other charter documents, as amended, of the Company have not been amended or otherwise modified since [             ], and no steps have been taken by the directors or shareholders of the Company to effect or authorize any further amendment or other modification thereto.

2.                                       No proceedings looking toward a merger, consolidation, sale of assets (except as disclosed in the Offer Material) or business, liquidation or dissolution of the Company have been taken or are pending, nor have the directors and shareholders taken any steps to authorize or institute any of the foregoing.

3.                                       Attached hereto as Exhibit I are true and complete copies of the (i) Memorandum of Association, (ii) Certificate of Incorporation and (iii) Bye-Laws of the Company as are in full force and effect as of the date hereof and as were in full force and effect on the dates of the resolutions referred to below.

4.                                       Attached hereto as Exhibit II are true copies of the resolutions relating to the Exchange Offer duly adopted by the board of directors of the Company (the “Board of Directors”) on February 10, 2003 and the special committee of the Board of Directors on [ ], 2003 in connection with the filing of the Company’s registration statement on form S-4 (file no. 333-103995), filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2003, or any amendment or supplement thereto (the “Registration Statement”), the authorization, execution and delivery of (i) the Dealer Manager Agreement dated [ ], 2003 (ii) the Indenture dated [ ], 2003, (iii)  the global securities representing the New Notes, and the transactions contemplated therein; these resolutions were duly adopted by the Board of Directors [and by the special committee] by unanimous written resolutions; and such resolutions have not been amended or revoked and are in full force and effect on the date hereof.

5.                                       The Registration Statement, the Offer Material, the Dealer Manager Agreement, the Indenture and the global securities representing the New Notes (specimen forms of such New Notes are attached hereto as Exhibit III) have been executed by the Company in the forms presented to and approved by the Board of Directors, with such changes as have been made pursuant to authority granted under the resolutions referred to in item 4 above.

6.                                       All correspondence between the Company, its representatives, accountants or counsel and the Commission relating to the Registration Statement is attached hereto as Exhibit IV.

7.                                       All comments received by the Company or its representatives, accountants or counsel from the Commission relating to the Registration Statement (whether oral or written) have been communicated to the Dealer Manager.

8.                                       The minute books of the Company made available to counsel for the Dealer Manager are true and correct copies of the original minute books of the Company through [ ], 2003 and are true and complete through the date thereof. Draft copies of the minutes subsequent to that date through the date hereof have been made available to counsel for the Dealer Manager and are true and complete copies thereof.

9.                                       Each person who, as a director or officer of the Company or as attorney-in-fact of such director or officer, signed (i) the Registration Statement, any amendments thereto, or any power of attorney pursuant to which the Registration Statement and any amendments were signed, (ii) the Dealer Manager Agreement, (iii) Indenture, (iv) global securities representing the New Notes and (v) any other certificate or document in connection with the Exchange Offer was, at the respective times of such signing and delivery (and, in the case of documents referred to under clause (i) above, at the times of filing such Registration Statement, and any amendments thereto, with the Commission), and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Certificate and affixed the seal of the Company this ___ day of _____, 2003.

Edwin S. Hetherington
Secretary

I, Daniel J. O’Sullivan do hereby certify that I am the duly qualified and elected Senior Vice President — Finance and Chief Financial Officer of the Company, that Edwin S. Hetherington is and at all times since 1984, has been the duly elected, qualified and acting Secretary of the Company, and that the signature above is his genuine signature.

IN WITNESS WHEREOF, I have executed this Certificate this ___ day of _____, 2003.

Daniel J. O’Sullivan
Senior Vice President — Finance and Chief Financial Officer

ANNEX A

LIST OF MATERIAL SUBSIDIARIES

Incorporated/Organized
GE SeaCo SRL	Barbados
Orient-Express Hotels Ltd.	Bermuda
Orient-Express Hotels Inc.	Delaware

Significant Subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X

Great North Eastern Railway Ltd.	England
Isle of Man Steam Packet Company Ltd.	Isle of Man
Sea Containers SPC Ltd.	Bermuda
Silja Oyj Abp	Finland
Sea Containers U.K. Ltd.	England
Sea Containers British Isles Ltd.	England

ANNEX A-1